Exhibit 3.4

AMENDED AND RESTATED

BYLAWS

OF

TRX, INC.

(Adopted                             , 2005)

ARTICLE I

CAPITAL STOCK

Section 1. Stock Certificates. The capital stock of TRX, Inc. (the “Company”) shall be evidenced by certificates bearing the signatures or facsimiles thereof of the Chief Executive Officer and the Secretary and countersigned by the Registrar and Transfer Agent, if any. The stock shall be transferable only on the books of the Company by assignment properly signed by the shareholder of record or such shareholder’s duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Company or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper. The Company may deem and treat the registered holder of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 2. Lost, Destroyed or Stolen Certificates. When the holder of record of a share or shares of stock of the Company claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board of Directors may by resolution provide for, or may authorize such officer or agent as it may designate to provide for, the issuance of a certificate to replace the original if the holder of record so requests before the Company has notice that the certificate has been acquired by a bona fide purchaser, files with the Company a sufficient indemnity bond, if required by the Company, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Company, in the reasonable exercise of its discretion. The Board of Directors may also authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

Section 3. Transfer Agent and Registrar. The Board of Directors may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to effect transfers of shares of stock, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

Section 4. Record Date. The Board of Directors may fix a date (the “Record Date”) not exceeding seventy (70) days prior to the date appointed for any meeting of the shareholders, or prior to the date fixed for the payment of any dividend, or for the delivery of any evidences of rights, or other distribution allowed by law or in order to make a determination of shareholders for any other proper purpose, as the Record Date for the determination of the shareholders entitled to participate in the aforesaid. The Record Date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than ten (10) days prior to such meeting. Only shareholders of record on the Record Date shall be entitled to notice of or to participate in the aforesaid.

Section 5. Inspection of Records. The record of shareholders, accounting records and written proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at the Company’s principal office by a shareholder owning not less than two percent (2%) of the outstanding shares of the Company upon at least five (5) days written notice of his demand to inspect and copy. The right of inspection by a shareholder may be granted only if his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose and are to be used only for the stated purpose.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting of Shareholders. The annual meeting of the shareholders shall be held for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws, at a time and place to be designated by the Board of Directors, either within or without the State of Georgia, or if the Board of Directors fails to designate, then such meeting shall be held at the principal executive offices of the Company at 9:00 a.m. on the thirtieth (30th) day of the fifth (5th) month after the end of the Company’s fiscal year if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. Notice of such meeting stating the time and place thereof shall be given by the Secretary not less than ten (10) days nor more than sixty (60) days before the time for such meeting by depositing such notice in the post office with postage prepaid and directed to each shareholder at his last known residence or at such other address as any shareholder may have designated in writing.

To be properly brought before the meeting, business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder in accordance with Section 8 of this Article II.

Section 2. List of Stockholders. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 3. Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by a majority of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, or the holders of not less than twenty-five percent (25%) of the shares then outstanding and entitled to vote. Meetings may be held either within or without the State of Georgia as designated by the Board of Directors. Notice of special meetings of the shareholders, setting out the time, place and purpose of the meeting, shall be mailed to each shareholder at his address shown on the books of the Company, not less than ten (10) days nor more than sixty (60) days before such meeting, unless such shareholder waives notice of the meeting. No business may be transacted at any special meeting of shareholders except such business as is set forth in a notice of the special meeting in accordance with Section 8 of this Article II.

Section 4. Quorum. The presence, in person or by proxy, of a majority of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business. Except as otherwise required by law or the Articles of Incorporation of the Company or these Bylaws, the acts of a majority of the shareholders present at a meeting at which a quorum is present shall be the acts of the shareholders. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by either the vote of shares having a majority of the votes of the shares represented at such meeting, the Chairman of the Board or the Chief Executive Officer, until a quorum is present. If a quorum is present, a meeting of shareholders may be adjourned from time to time by either the Chairman of the Board or the Chief Executive Officer. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 1 of this Article II have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

Section 5. Waiver of Notice. Any shareholder present at a meeting in person, or by proxy, shall be deemed to have waived notice thereof.

Section 6. Proxies. Any shareholder may vote his shares in person or by proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the shareholder’s behalf. Execution may be accomplished by means of facsimile telecommunication, either personally or by an attorney-in-fact of an individual shareholder or by an authorized officer, Director, employee or agent in the case of any other shareholder. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic or telecommunication transmission acceptable to the Company to the person who will be the holder of the proxy.

Section 7. Action Without Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if so provided in the Articles of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the Company for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the consenting shareholder has been furnished the same material that would have been required to be sent to the shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ right, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Action with respect to any election of Directors as to which shareholders would be entitled to cumulative voting may be taken without a meeting only by written consent of all the shareholders entitled to vote on the action. Written notice, together with the materials that would have been required to be sent in a notice of meeting, shall be given within ten (10) days of the taking of the corporate action without a meeting by less than unanimous written consent to all persons who are voting shareholders on the date the consent is first executed and who have not consented in writing.

Section 8. Nominations and Shareholders Business.

(a) Annual Meetings of Shareholders.

(1) The proposal of business to be considered by the shareholders, other than nominations of persons for election to the Board of Directors, may be made at an annual meeting of shareholders: (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or a committee thereof or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Article II Section 8, who is entitled to vote at the meeting and who complied with the procedures set forth in this Article II Section 8.

(2) Nominations of persons for election to the Board of Directors may be made for an annual meeting of shareholders by or at the direction of the Board of Directors or a committee thereof. The shareholders shall have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Company’s Nominating Committee. Such recommendation shall be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not less than ninety (90) calendar days prior to the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the preceding year’s annual meeting of shareholders, except that if no annual meeting of shareholders was held in the preceding year, no proxy statement was released to shareholders in the preceding year, or if the date of the annual meeting of shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at the principal executive offices of the Company not less than one hundred twenty (120) calendar days prior to the date of the contemplated annual meeting or the date that is ten (10) calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated annual meeting, whichever first occurs. Such written recommendations shall include: (i) the name and address, as they appear on the Company’s books, of the shareholder recommending such person; (ii) the class and number of shares of the Company that are beneficially owned by such shareholder; (iii) the dates upon which the shareholder acquired such shares; and (iv) documentary support for any claim of beneficial ownership. Additionally, such recommendation shall include, as to each person whom the shareholder proposes to recommend to the Nominating Committee for nomination to election or reelection as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case by Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit their ability to fulfill their duties of office. The Nominating Committee shall review such recommendations and make recommendations to the Board of Directors that the committee feels are in the best interests of the Company and its shareholders. Nothing herein shall require the Nominating Committee to recommend to the Board of Directors the shareholder’s recommendation or require the Board of Directors to nominate such shareholder’s recommendation.

(3) For business, other than regarding nominations of persons for election to the Board of Directors, to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of Article II Section 8(a)(1), the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not less than one hundred twenty (120) calendar days prior to the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the preceding year’s annual meeting of shareholders, except that if no annual meeting of shareholders was held in the preceding year, no proxy statement was released to shareholders in the preceding year, or if the date of the annual meeting of shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at the principal executive offices of the Company not less than one hundred fifty (150) calendar days prior to the date of the contemplated annual meeting or the date that is ten (10) calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated annual meeting, whichever first occurs. A shareholder’s written notice shall set forth with respect to any proposal such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Company that are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Company’s proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8.

(b) Special Meetings of Shareholders.

(1) For business to be properly brought before a special meeting of shareholders, other than nominations of persons for election to the Board of Directors which are at the direction of the Board of Directors or a committee thereof, the shareholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be received by the Secretary of the Company at the principal executive offices of the

Company at least one hundred twenty (120) calendar days prior to the date of the special meeting.

(2) Such shareholder’s notice to the Secretary shall set forth with respect to any proposal such shareholder proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting; (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Company that are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Company’s proxy statement, any other information required by Rule 14a-8. In the event the shareholder desires to recommend one or more persons for nomination for election to the Board of Directors at the special meeting, the shareholder shall deliver such recommendations, in writing, to the Nominating Committee at least ninety (90) calendar days prior to the date of the special meeting. The recommendations shall be received by the Nominating Committee at the principal executive offices of the Company (care of the Secretary). Such written recommendations shall include, as to each person whom the shareholder proposes to recommend to the Nominating Committee for nomination to election or reelection as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit their ability to fulfill their duties of office. The Nominating Committee shall review such recommendations and make recommendations to the Board of Directors that the committee feels are in the best interests of the Company and its shareholders. Nothing herein shall require the Nominating Committee to recommend the shareholder’s nominee or require the Board of Directors to nominate such shareholder’s recommendation.

(3) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Article II Section 8; provided, however, that once business has been properly brought before such meeting in accordance with such procedures, nothing in this Article II Section 8 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be considered or transacted.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business of the Company shall be managed by a Board of Directors consisting of not more than eleven (11) persons. Hereafter, within the limits above specified, the number of Directors shall be determined only by the Board of Directors.

Section 2. Qualification of Directors. Directors shall be natural persons who have attained the age of eighteen (18) years but need not be residents of the State of Georgia or shareholders of the Company.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places within or without the State of Georgia and at such times as the Board of Directors by vote may from time to time determine and if so determined, no notice thereof need be given.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by a Director or officer of the Company. Said meetings shall be held at the place designated in the notice of such meeting. Notice of such special meeting shall be given to each Director at least forty-eight (48) hours before such meeting. Such notice may be given personally or by telephone, mail, telegram, telex, facsimile transmission or any other means. Notice given by mail shall be addressed to a Director at his last known principal place of business or residence, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors given by telegram, telex or facsimile transmission shall be deemed to be delivered when the telegram is delivered to the telegraph company, or when the telex or facsimile transmission is transmitted to the Director. Written notice delivered by any other means shall be deemed delivered when received at or delivered to the Director’s last known principal place of business or residence. Notice of such special meeting shall state the matter(s) to be discussed at such meeting.

Section 5. Quorum and Voting. At all meetings of the Board of Directors or a committee thereof, one-half of the number of Directors shall be necessary to constitute a quorum to transact business. The affirmative vote of a majority of the Directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the Articles of Incorporation or Bylaws.

Section 6. Waiver of Notice. Whenever any notice is required to be given under provisions of the Articles of Incorporation or these Bylaws or by law, a waiver thereof, signed by the Director entitled to notice and delivered to the Company for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the Director attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Directors need be specified in any written waiver of notice.

Section 7. Committees. The Board of Directors may, by resolution, designate from among its members one or more committees, each committee to consist of one or more Directors, except that committees appointed to take action with respect to indemnification of Directors, Directors’ conflicting interest transactions or derivative proceedings shall consist of two or more Directors qualified to serve pursuant to the Georgia Business Corporation Code (the “Code”). Any such committee, to the extent specified by the Board of Directors, Articles of Incorporation or Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except that it may not (1) approve or propose to shareholders action that the Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation, (4) adopt, amend, or repeal Bylaws or (5) approve a plan of merger not requiring shareholder approval.

Section 8. Action Without Meeting. Unless the Articles of Incorporation or Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and filed with the minutes of the proceedings of the Board or committee or filed with the corporate records.

Section 9. Remote Participation in a Meeting. Unless otherwise restricted by the Articles of Incorporation or the Bylaws, any meeting of the Board of Directors or any committee may be conducted by the use of any means of communication by which all the members of the Board or committee participating may simultaneously hear each other during the meeting. A member of the Board or committee participating in a meeting by this means is deemed to be present in person at the meeting.

Section 10. Compensation of Directors. The Board of Directors may fix the compensation of the Directors for their services as Directors. No provision of these Bylaws shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1. Appointment of Officers. The officers of the Company may include a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Secretary, and Chief Financial Officer (whose title shall be designated by the Board). The Chairman of the Board and the Chief Executive Officer shall be elected or appointed by the Board of Directors. The Chief Operating Officer, President, Secretary and Chief Financial Officer shall be elected or appointed by the Board of Directors or Chief Executive Officer. Other officers and assistant officers may be elected or appointed by the Board of Directors or the Chief Executive Officer. The same individual simultaneously may hold more than one office.

Section 2. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of the Chief Executive Officer authorized to prescribe the duties of other officers.

(a) Chairman of the Board. The Chairman of the Board shall be chosen from among the Directors of the Company and shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall have the usual powers and duties incident to the position of Chairman of the Board of Directors of a company and such other powers and duties as from time to time may be assigned by the Board of Directors.

(b) Chief Executive Officer. The Chief Executive Officer of the Company shall be responsible for the administration of the Company, including general supervision of the policies of the Company and general and active management of the financial affairs of the Company. The Chief Executive Officer shall have the power to make and execute contracts on behalf of the Company and to delegate such power to others. The Chief Executive Officer also shall have such powers and perform such duties as are specifically imposed on him by law and as may be assigned to him by the Board of Directors.

(c) President. The President shall perform such duties as a President customarily performs and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer or the Board of Directors may from time to time designate. The President, in the absence or disability or at the direction of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

(d) Chief Operating Officer. The Chief Operating Officer shall perform such duties as a Chief Operating Officer customarily performs and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer or the Board of Directors may from time to time designate. The Chief Operating Officer, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President.

(e) Vice Presidents. The Vice Presidents, if any, shall perform such duties as Vice Presidents customarily perform and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer or the Board of Directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the Company has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the President. In the absence of a Secretary or an Assistant Secretary, the Vice President shall perform the Secretary’s duties.

(f) Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors, as requested, and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall have custody of the corporate seal of the Company, shall have the authority to affix the same to any instrument the execution of which on behalf of the Company under its seal is duly authorized and shall attest to the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest to the same by his signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the Company and its shareholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a Company or as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(g) Treasurer. The Treasurer shall be charged with the management of financial affairs of the Company. The Treasurer shall perform such duties as Treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may from time to time designate and shall render to the Chairman of the Board, the Chief Executive Officer, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company.

(h) Assistant Vice President, Assistant Secretary and Assistant Treasurer. The Assistant Vice President, Assistant Secretary and Assistant Treasurer, if any, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Company.

Section 3. Other Duties. Each officer, employee and agent shall have such other duties and authorities as may be conferred upon him by the Board of Directors.

Section 4. Resignation and Removal of Officers. Any officer may resign at any time by delivering notice to the Company and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board of Directors may remove any officer at any time with or without cause. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer, and any officer removed in breach of his contract of employment shall have cause of action therefor.

Section 5. Execution of Documents. All deeds, contracts and other instruments shall be executed by such person or persons as the Board of Directors may from time to time designate.

ARTICLE V

DEPOSITORIES

Section 1. Bank Accounts. All funds of the Company shall be deposited in the name of the Company in such bank, banks, trust companies, or other depositories as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Company by such person or persons as the Board of Directors may from time to time designate.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

Section 1. Authority to Indemnify; Third Party Actions. Every person now or hereafter serving as a Director or officer of the Company and any and all former Directors and officers shall be indemnified and held harmless by the Company from and against any and all loss, cost, liability, and expense that may be imposed upon or incurred by him in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding (other than an action by or in the right of the Company), whether civil, criminal, administrative, or investigative, in which he may become involved, as a party or otherwise, by reason of his being or having been a Director or officer of the Company, or arising from his status as such, or that he is or was serving at the request of the Company as a Director, officer, employee, or agent of another company, limited liability company, partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, trust, or other enterprise, regardless of whether such person is acting in such capacity at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term “loss, cost, liability and expense” shall include, but shall not be limited to, any and all costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines, and amounts paid in settlement incurred in connection with any such claim, action, suit, or proceeding if such person acted in good faith and, while acting in an official capacity as a Director or officer, acted in a manner he reasonably believed to be in the best interest of the Company, and, in all other cases, acted in a manner he reasonably believed was not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which meets the standard described in the immediately preceding sentence. If any such claim, action, suit, or proceeding is settled (whether by agreement, plea of nolo contender, entry of judgment or consent, or otherwise), the determination in good faith by the Board of Directors of the Company that such person acted in a manner that met the standard set forth in this paragraph shall be necessary and sufficient to justify indemnification.

Section 2. Authority to Indemnify; Derivative Actions. The Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact he is or was a Director or officer of the

Company, or is or was serving at the request of the Company as a Director, officer, employee, or agent of another company, limited liability company, partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees and disbursements), judgments and any other amounts, now or hereafter permitted by applicable law, actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless the Director or officer has not been adjudged liable or subject to injunctive relief in favor of the Company (i) for any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Code §14-2-832; or (iv) for any transaction from which he received an improper personal benefit, and in the event the foregoing conditions are not met, then only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Advancement of Expenses. Expenses incurred in any claim, action, suit, or proceeding shall be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt from the Director or officer of a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth under §14-2-851 of the Code and furnishes to the Company an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

Section 4. Determination of Indemnification Rights. Except as ordered by a court, the Company may not indemnify a Director, officer, employee or agent under this Article unless authorized hereunder and a determination has been made in the specific case that indemnification of the Director, officer or employee is permissible under the circumstances because he or she has met the relevant standard of conduct set forth in either Section 1 or Section 2. The determination shall be made (i) if there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote; (ii) by special legal counsel (a) selected in the manner prescribed in clause (i) of this sentence or (b) if there are fewer than two disinterested Directors, selected by the Board of Directors (in which selection Directors who do not qualify as disinterested Directors may participate); or (iii) by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

Section 5. Consideration. The Company shall be obligated to provide indemnification in accordance with the provisions of this Article VI. Any person who at any time after the adoption of this Article serves or has served in the capacity of Director or officer for or on behalf of the Company shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Article. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification.

Section 6. Non-Exclusive Right of Indemnification. The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the Company may provide additional indemnity and rights to its Directors, officers, employees or agents.

Section 7. Insurance. The Company may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a Director, officer, employee or agent of the Company or who, while a Director, officer, employee or agent of the Company, is or was serving at the request of the Company as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in any such capacity or arising from his status as a Director, officer, employee or agent, whether or not the Company would have power to indemnify him against the same liability under this Article.

Section 8. Miscellaneous. The provisions of this Article VI shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VI, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Article VI should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Seal. The Company may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the Company, followed by the word “Seal” enclosed in parenthesis, shall be deemed the seal of the Company.

Section 2. Voting Shares in Subsidiaries. In the absence of other arrangements by the Board of Directors, shares of stock issued by another corporation and owned or controlled by the Company, whether in a fiduciary capacity or otherwise, may be voted by the Chairman of the Board, Chief Executive Officer, President or any Vice President, in the same order as they preside, or, in the absence of action by the foregoing officers, by any other officer of the Company, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the Company.

Section 3. Amendment of Bylaws. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors unless the Articles of Incorporation or the Code reserve this power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing the particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw.

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